Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com Press Release FOR RELEASE: January 21, 2026 Apogee Enterprises Names Mark Augdahl Chief Financial Officer MINNEAPOLIS, MN, January 21, 2026 – Apogee Enterprises, Inc. (Nasdaq: APOG) announced today that Mark Augdahl has been appointed Executive Vice President and Chief Financial Officer, effective immediately. Mr. Augdahl has served as the Company’s Interim CFO since January 7, 2026. “Mark has been an invaluable leader within Apogee for many years, and we are pleased to appoint him as our Executive Vice President and Chief Financial Officer,” said Donald Nolan, Chief Executive Officer. “His deep financial expertise, steady leadership, and strong understanding of our business will be instrumental as we continue to execute our strategy and drive long-term value for our customers, employees, and shareholders.” Mr. Augdahl, who joined the Company in 2000, brings nearly four decades of financial leadership experience. Before being appointed Interim Chief Financial Officer, he served as Chief Accounting Officer and has held several key finance leadership roles throughout his tenure with the Company. About Apogee Enterprises, Inc. Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. For more information, visit www.apog.com. Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should” and similar expressions are intended to identify “forward-looking statements.” These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements. More information concerning potential factors that could affect future financial results is included in the Company’s

Apogee Enterprises, Inc. Page 2 Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com Annual Report on Form 10-K for the fiscal year ended March 1, 2025, and in subsequent filings with the U.S. Securities and Exchange Commission. Contact: Jeremy Steffan Vice President, Investor Relations & Communications 952.346.3502 ir@apog.com